                                                                    EXHIBIT 12.1

                                PANAVISION INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)

                                                               YEAR ENDED DECEMBER 31,
                                                 ---------------------------------------------------    PRO FORMA
                                                  1993       1994       1995       1996       1997        1997
                                                 -------    -------    -------    -------    -------    ---------
Fixed Charges
  Interest expense............................   $ 5,716    $ 6,043    $ 7,213    $ 8,182    $ 6,869     $39,339
  Portion of rents deemed to be interest......       590        598        750      1,053      2,018       2,018
  Amortization of debt issuance costs.........        --         --         --        262        251       1,531
                                                 -------    -------    -------    -------    -------    ---------
       Total Fixed Charges....................   $ 6,306    $ 6,641    $ 7,963    $ 9,497    $ 9,138     $42,888
                                                 -------    -------    -------    -------    -------    ---------
                                                 -------    -------    -------    -------    -------    ---------

Earnings (Loss)
  Income (loss) before income taxes...........   $ 3,758    $ 8,921    $ 6,938    $16,807    $28,740     ($3,716)
  Fixed charges...............................     6,306      6,641      7,963      9,497      9,138      42,888
                                                 -------    -------    -------    -------    -------    ---------
       Total Earnings.........................   $10,064    $15,562    $14,901    $26,304    $37,878     $39,172
                                                 -------    -------    -------    -------    -------    ---------
                                                 -------    -------    -------    -------    -------    ---------
Ratio of earnings to fixed charges............       1.6x       2.3x       1.9x       2.8x       4.1x       (a)

------------------
(a) For the pro forma year ended December 31, 1997, the deficiency of earnings to fixed charges was $3,716.

                                PANAVISION INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)

                                                                                      THREE MONTHS
                                                                                          ENDED
                                                                                        MARCH 31,        PRO FORMA
                                                                                    -----------------    ---------
                                                                                     1997      1998        1998
                                                                                    ------    -------    ---------
Fixed Charges
  Interest expense...............................................................   $  956    $ 2,294     $10,243
  Portion of rents deemed to be interest.........................................      426        461         461
  Amortization of debt issuance costs............................................       51         71         383
                                                                                    ------    -------    ---------
     Total Fixed Charges.........................................................   $1,433    $ 2,826     $11,087
                                                                                    ------    -------    ---------
                                                                                    ------    -------    ---------

Earnings (Loss)
  Income (loss) before income taxes..............................................   $5,173    $ 3,635     ($4,626)
  Fixed charges..................................................................    1,433      2,826      11,087
                                                                                    ------    -------    ---------
     Total Earnings..............................................................   $6,606    $ 6,461     $ 6,461
                                                                                    ------    -------    ---------
                                                                                    ------    -------    ---------

Ratio of earnings to fixed charges...............................................      4.6x       2.3x       (a)

------------------
(a) For the pro forma three months ended March 31, 1998, the deficiency of earnings to fixed charges was $4,626.